Cricut, Inc. Reports Third Quarter 2026 Financial Results
Over 3.07 million Paid Subscribers, up 2% over Q3 2025
Q3 2026 revenue of $188.6 million, up 11% compared to Q3 2025
Net income of $27.8 million, up 36% compared to Q3 2025
Recurring semi-annual dividend of $0.10 per share and special dividend of
$0.70 per share to be paid in January 2027

SOUTH JORDAN, Utah, November 3, 2026 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its third quarter ended September 30, 2026.
“We delivered a strong third quarter, with revenue up 11% year-over-year, driven by 17% growth in Products and continued growth in Platform revenue,” said Ashish Arora, Chief Executive Officer of Cricut. “Double-digit sell-out growth for the second consecutive quarter, rising active users, and more than 3.07 million paid subscribers reflect the progress we are making to broaden our reach and deepen engagement. The launches of Maker 5 and StickerPix demonstrate how our investments in innovation are expanding the Cricut ecosystem, creating new reasons for consumers to make, and strengthening our long-term growth opportunity.”
Third Quarter 2026 Financial Results
•Revenue was $188.6 million, up 11% from Q3 2025.
•Platform revenue was $85.9 million, up nearly 4% over Q3 2025.
•Products revenue was $102.7 million, up 17% from Q3 2025.
•International revenue increased by 30% from Q3 2025 and was 28% of total revenue, up from 24% of total revenue in Q3 2025.
•Gross margin was 57.7%, up from 55.2% in Q3 2025.
•Operating income was $33.9 million, or 18.0% of revenue, and up 50% from Q3 2025. Operating income in Q3 2025 was $22.7 million, or 13.3% of revenue.
•Net income was $27.8 million, or 14.8% of revenue, and up 36% from Q3 2025. Net income in Q3 2025 was $20.5 million, or 12.0% of revenue.
•Diluted earnings per share was $0.13, up from $0.10 per share in Q3 2025.
•Generated $24 million in Cash from Operations in Q3.
•Used $6.5 million to repurchase 1,294,882 shares of our common stock in Q3 with $15.1 million remaining on our $50 million authorized stock repurchase program, which the board replenished in May 2025.

“In the third quarter, we delivered revenue of $188.6 million, up approximately 11% year over year, and net income of $27.8 million, or 14.8% of sales, reflecting strong results in both our Products and Platform businesses. Product revenue grew approximately 17% to $102.7 million, while Platform revenue grew approximately 4% to $85.9 million,” said Kimball Shill, Chief Financial Officer. “We generated $23.7 million in cash from operations during the quarter and ended Q3 with $273 million in cash and cash equivalents. Our profitable business model, strong balance sheet, and cash generation give us the flexibility to continue investing in innovation, international expansion, and marketing, while also returning capital to shareholders. Reflecting this balanced approach, the board recently approved three capital allocation items: the approval of our recurring semi-annual dividend of $0.10 per share, a special dividend of $0.70 per share, and the replenishment of our stock repurchase program up to $50 million, which incorporates the unused portion from the prior approvals.”**

Recent Business Highlights
•Paid Subscribers increased to 3.07 million, up 2% year-over-year.
•Platform ARPU increased to $56.70, up 3% year-over-year.
•Active Users grew 2% year-over-year to nearly 6.0 million.
•90-Day Engaged Users was flat year-over-year at 3.5 million.
** The approved dividend is to the Company’s Class A and Class B Common Stockholders. In addition, holders of restricted stock units that are unvested on the record date are credited with a dividend equivalent based on the value of the per share dividend pursuant to the terms of the Company’s equity incentive documents. The dividend equivalent entitles such holders to receive additional shares upon vesting of the corresponding restricted stock units. The board of directors views this level of capital allocation, both stock repurchases and dividends, as appropriate given the Company’s operating and financial plans and will continue to evaluate capital allocation on a regular basis.
Key Performance Metrics
In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of September 30,
	2026	2025
Active Users (in thousands)	5,989	5,883
90-Day Engaged Users (in thousands)	3,466	3,451
Paid Subscribers (in thousands)	3,072	3,004

	Twelve Months Ended September 30,
	2026	2025
Platform ARPU	$56.70	$54.88
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and product revenue.

90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and product revenue.
Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid, paused, or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform revenue in a 12-month period divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, November 3, 2026 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register-conf.media-server.com/register/BI98ef3f88677d416c98006d778bcd5c08. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative platform company that makes it easy for users to create meaningful personal items. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality projects quickly and easily. These industry-leading products include a flagship line of connected machines — the Cricut Maker® family, the Cricut Explore® family, the Cricut Joy® family, the Cricut StickerPix® family — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Avani Patel
pr@cricut.com
Investor Relations:
investors@cricut.com

Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, the impact of tariffs on our business, the impact of geopolitical conflict or war on our supply chain, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance of Cricut, Inc., will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation, trade wars, heightened, scheduled, or threatened tariffs or by retaliatory trade measures that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-K or 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).
In addition, certain risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in these materials are only made as of the date indicated on the relevant materials and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2026	2025
Revenue:
Platform	$85,878	$82,783
Products	102,744	87,654
Total revenue	188,622	170,437
Cost of revenue:
Platform	8,657	8,957
Products	71,087	67,384
Total cost of revenue	79,744	76,341
Gross profit	108,878	94,096
Operating expenses:
Research and development	17,082	16,865
Sales and marketing	41,211	37,467
General and administrative	16,697	17,113
Total operating expenses	74,990	71,445
Income from operations	33,888	22,651
Other income (expense):
Interest income	2,082	2,342
Interest expense	(81)	(183)
Other income	483	821
Total other income, net	2,484	2,980
Income before provision for income taxes	36,372	25,631
Provision for income taxes	8,530	5,119
Net income	$27,842	$20,512
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	$138	$(453)
Change in foreign currency translation adjustment, net of tax	149	(14)
Comprehensive income	$28,129	$20,045
Earnings per share, basic	$0.13	$0.10
Earnings per share, diluted	$0.13	$0.10
Weighted-average common shares outstanding, basic	208,729,496	212,257,907
Weighted-average common shares outstanding, diluted	212,808,854	215,287,127

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of September 30, 2026	As of December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$174,578	$256,216
Marketable securities	98,124	19,434
Accounts receivable, net	105,443	92,011
Inventories	146,905	102,664
Prepaid expenses and other current assets	37,432	29,266
Total current assets	562,482	499,591
Property and equipment, net	52,026	40,260
Operating lease right-of-use assets	9,018	10,880
Deferred tax assets	18,104	13,210
Other assets	8,943	16,865
Total assets	$650,573	$580,806
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$102,059	$71,553
Accrued expenses and other current liabilities	78,006	71,146
Deferred revenue, current portion	52,001	50,409
Operating lease liabilities, current portion	2,758	3,606
Dividends payable, current portion	—	24,361
Total current liabilities	234,824	221,075
Operating lease liabilities, net of current portion	6,681	8,018
Deferred revenue, net of current portion	2,733	2,872
Other non-current liabilities	6,953	5,280
Total liabilities	251,191	237,245
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2026 and December 31, 2025.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of September 30, 2026, 208,212,099 shares issued and outstanding as of September 30, 2026; 1,250,000,000 shares authorized as of December 31, 2025, 211,336,284 shares issued and outstanding as of December 31, 2025.	208	211
Additional paid-in capital	325,522	339,224
Retained earnings	73,446	3,960
Accumulated other comprehensive income	206	166
Total stockholders’ equity	399,382	343,561
Total liabilities and stockholders’ equity	$650,573	$580,806

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$87,214	$68,914
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	18,202	18,136
Bad debt benefit	(390)	(1,975)
Stock-based compensation	18,175	27,522
Deferred income tax	(4,932)	(14,220)
Non-cash lease expense	2,493	2,652
Unrealized foreign currency (gain) loss	744	(727)
Provision for inventory obsolescence, net	(8,622)	(15,946)
Other	100	(740)
Changes in operating assets and liabilities:
Accounts receivable	(13,807)	16,009
Inventories	(28,554)	2,776
Prepaid expenses and other current assets	(7,991)	16,496
Other assets	1,160	(3,316)
Accounts payable	30,188	14,760
Accrued expenses, other current liabilities and other non-current liabilities	8,262	(12,908)
Operating lease liabilities	(2,816)	(3,075)
Deferred revenue	1,452	3,440
Net cash and cash equivalents provided by operating activities	100,878	117,798
Cash flows from investing activities:
Purchases of marketable securities	(97,859)	—
Proceeds from maturities of marketable securities	19,000	85,074
Purchases of property and equipment, including capitalized software development costs	(28,464)	(17,183)
Net cash and cash equivalents provided by (used in) investing activities	(107,323)	67,891
Cash flows from financing activities:
Repurchases of common stock	(25,712)	(19,094)
Employee tax withholding payments on stock-based awards	(7,282)	(9,315)
Cash dividend	(42,088)	(202,074)
Net cash and cash equivalents used in financing activities	(75,082)	(230,483)
Effect of exchange rate on changes in cash and cash equivalents	(111)	527
Net decrease in cash and cash equivalents	(81,638)	(44,267)
Cash and cash equivalents at beginning of period	256,216	232,140
Cash and cash equivalents at end of period	$174,578	$187,873
Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$4,968	$15,209
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$627	$371
Property and equipment included in accounts payable, accrued expenses and other current liabilities	$3,509	$2,611
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$619	$1,019
Stock-based compensation capitalized for software development costs	$1,207	$1,264
Share repurchases included in accounts payable and accrued expenses	$617	$—
Dividend declared but unpaid	$—	$46